SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

RTW, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 11, 2001

       Notice is hereby given that the Annual Meeting of Shareholders of RTW, Inc. will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439, on December 11, 2001 at 3:30 p.m., local time, for the following purposes:

1.	To elect two directors to hold office for a term of three years and one director to hold office for a term of two years or until their successors are elected.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed November 7, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Jeffrey B. Murphy, Secretary

Bloomington, Minnesota

November 12, 2001

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of RTW, Inc. (“RTW” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on December 11, 2001 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

      Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company’s principal offices are located at 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437, and its telephone number is (952) 893-0403. The mailing of this proxy statement to shareholders of the Company commenced on or about November 11, 2001.

      A total of 10,301,818 shares of common stock, no par value, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on November 7, 2001 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

      Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

      The following table includes information as of November 1, 2001 concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each Named Executive Officer (as defined below under Executive Compensation and Other Information), (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

			Acquirable	Shares
	Common		within	held		Percentage
Name	Stock		60 days(1)	by ESOP	Total	Owned

David C. Prosser	1,665,666	(2)	—	—	1,665,666	16.2%
20645 Radisson Road
Shorewood, MN 55331

The Kaufmann Fund, Inc.	1,231,200	(3)	—	—	1,231,200	12.0%
140 East 45th Street, 43rd Floor
New York, NY 10017

Pamela Prosser Snyder	834,537	(4)	—	—	834,537	8.1%
10515 South Shore Drive
Plymouth, MN 55441

Resource Trust Company	665,261	(5)	—	—	665,261	6.5%
900 Second Avenue South, Suite 300
Bloomington, MN 55402

Dimensional Fund Advisors	632,500	(6)	—	—	632,500	6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

John W. Prosser	614,050	(7)	—	—	614,050	6.0%
6358 Oxbow Bend
Chanhassen, MN 55317

Wasatch Advisors, Inc.	606,728	(8)	—	—	606,728	5.9%
150 Social Hall Avenue, Suite 400
Salt Lake City, UT 84111

Carl B. Lehmann	68,679		566,667	121	635,467	5.8%

Vina L. Marquart	118,325		28,817	8,008	155,150	1.5%

Steven M. Rothschild	52,500		17,500	—	70,000	*

David J. LeBlanc	6,639		44,202	94	50,935	*

Mark E. Hegman	26,500		17,500	—	44,000	*

Jeffrey B. Murphy	6,313		30,413	562	37,288	*

Debora S. Allen			18,445	89	18,534	*

David R. Hubers	—		10,000	—	10,000	*

All Executive Officers and Directors as a Group (10 persons)	1,944,622	(2)	733,455	8,874	2,686,951	19.9%

*	Indicates ownership of less than one percent.

(1)	Includes options to purchase shares that are or will become exercisable within 60 days of April 1, 2001.

(2)	Includes 51,940 shares owned by the David C. and Margaret F. Prosser Foundation of which Mr. Prosser is President and for which he serves as trustee and 269,763 shares held jointly by Mr. Prosser with his wife. Also includes 31,697 shares held in by the David C. Prosser 1995 Unitrust, 89,900 shares held by the David C. Prosser 1996 Unitrust, and 349,358 shares held by the David C. Prosser 1997 Unitrust. Mr. Prosser’s daughter is the trustee of each of the above-mentioned Unitrusts.

(3)	Based on a Schedule 13G dated January 9, 2001 filed with the Securities and Exchange Commission.

(4)	Includes (i) 22,228 shares held in trust for Thomas C. Prosser’s four children, (ii) 113,826 shares held by the Pamela Prosser Snyder Irrevocable Trust, (iii) 31,697 shares held in by the David C. Prosser 1995 Unitrust, 89,900 shares held by the David C. Prosser 1996 Unitrust, and 349,358 shares held by the David C. Prosser 1997 Unitrust for which Ms. Snyder is the trustee.

(5)	Based on a Schedule 13G dated February 13, 2001 filed with the Securities and Exchange Commission.

(6)	Based on a Schedule 13G dated February 2, 2001 filed with the Securities and Exchange Commission.

(7)	Includes (i) 63,450 shares owned by Polly Jane Wolner Children’s Trust and (ii) 11,550 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(8)	Based on a Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Pursuant to the terms of the Amended Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Prosser, Hubers and Rothschild expire at the 2001 Annual Meeting of Shareholders and the terms of Messrs. Lehmann and Hegman expire at the 2002 Annual Meeting of Shareholders. There are currently no directors whose term expires at the 2003 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

      Because there is a vacancy existing in the class of directors whose term ends at the 2003 Annual Meeting of Shareholders, two directors will be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Shareholders or until their successors are elected and one director will be elected to serve until the 2003 Annual Meeting of Shareholders until his successor is elected. The Board of Directors has nominated for election the persons named below. The nominees are currently directors. It is intended that proxies will be voted for the named nominees. Information about the nominees and the other directors filling unexpired terms is set forth below. Unless otherwise indicated, each nominee and each continuing director has been engaged in his present occupation as set forth below, or have been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose.

	Principal Occupation	Director	Year Current
Name and Age	and Other Directorships	Since	Term Expires

Nominees proposed for election for terms expiring in 2003:
David C. Prosser (77)	Former Chairman of the Board, Former President and Chief Executive Officer of the Company from its formation in 1983 until January 1998.	1983	2001

Nominees proposed for election for terms expiring in 2004:
David R. Hubers (58)	Director of the Company; Former President and Chief Executive Officer of American Express Financial Advisors, Inc.; Director of the Investment Company Institute, Carlson School of Management, the Minnesota Business Partnership, Fairview Hospitals and the United Way.	1998	2001
Steven M. Rothschild (56)	Director of the Company, Founder, President and Chief Executive Officer of Twin Cities RISE!; Director of three companies, the College of St. Benedict and the not-for-profit Minnesota Public Radio; Executive Fellow at the University of St. Thomas School of Business in Minneapolis, Minnesota; former Executive Vice President of General Mills, Inc.	1995	2001

Directors serving unexpired terms:
Carl B. Lehmann (47)	Chairman of the Board, President and Chief Executive Officer of the Company since January 15, 1998; President of the Stored Value Group, a division of American Express Travel Related Services, Inc. from 1993 to 1997, Member of the Board of Trustees for Westminster College, Salt Lake City, Utah.	1997	2002
Mark E. Hegman (60)	Director of the Company; Principal of Peninsula Investments, Inc.; Director of various not-for-profit organizations including the Minneapolis Area Red Cross; prior to 1995, owner and President of Minnesota Store Equipment Co.	1995	2002

      The Board of Directors met seven times during 2000. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

      The Compensation Committee, currently comprised of Messrs. Hegman, Hubers and Rothschild, met six times during 2000. The Compensation Committee is responsible for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company.

      The Company does not have a nominating committee. However, the Company’s Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ending December 31, 2000, 1999, and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to Carl B. Lehmann, the Company’s current Chairman of the Board, President and Chief Executive Officer, to David C. Prosser, who served as the Company’s Chairman of the Board until March 28, 2000, and each of four other most highly compensated executive officers of the Company in office at the end of fiscal year 2000 whose total cash compensation exceeded $100,000 during fiscal year 2000 (together with Mr. Lehmann and Mr. Prosser, the “Named Executive Officers”) in all capacities in which they served:

Summary Compensation Table

				Long term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)	Compensation(2)

Carl B. Lehmann	2000	$416,000	$—	—	$8,441
Chairman of the Board, President	1999	416,000	—	100,000	56,789
and Chief Executive Officer	1998	384,856	—	42,855	136,844

David C. Prosser	2000	275,000	—	—	—
Former Chairman of the Board,	1999	300,000	94,678	—	—
Director	1998	520,032	—	—	11,458

Jeffrey B. Murphy	2000	148,000	4,252	40,000	2,284
Chief Financial Officer,	1999	112,073	6,255	2,500	1,844
Secretary and Treasurer	1998	100,400	2,249	11,513	1,506

Anthony J. Rotondi	2000	200,000	5,702	—	2,400
Chief Operations Officer	1999	200,000	20,000	—	2,400
	1998	24,080	—	100,000	250

David J. LeBlanc	2000	140,000	3,992	15,000	2,160
Chief Underwriting Officer	1999	122,084	22,040	42,500	1,900
	1998	92,652	9,117	8,870	13,618

Vina L. Marquart	2000	145,200	4,106	2,000	2,222
Vice President — Human Resources	1999	145,200	—	—	2,250
	1998	144,000	—	20,000	2,160

(1)	Bonuses for 2000 include $4,252, $5,702, $3,992 and $4,106 paid to Mr. Murphy, Mr. Rotondi, Mr. Leblanc and Ms. Marquart, respectively, under the Company’s 2000 Gain Sharing Program.

Bonuses for 1999 include (i) $94,678 paid to Mr. Prosser in the form of a service bonus, (ii) a guaranteed bonus of $20,000 paid to Mr. Rotondi, and (iii) $6,255 and $22,040 paid to Mr. Murphy and Mr. LeBlanc, respectively, under the Company’s 1999 Gain Sharing Program.

Bonuses for 1998 include $2,249 and $9,117 paid to Mr. Murphy and Mr. LeBlanc, respectively, under the Company’s 1998 Gain Sharing Program.

(2)	All other compensation for 2000 includes (i) officer’s life and disability insurance of $6,041 paid for Mr. Lehmann, and (ii) matching 401(k) contributions of $2,400, $2,284, $2,400, $2,160 and $2,222 for Mr. Lehmann, Mr. Murphy, Mr. Rotondi, Mr. LeBlanc and Ms. Marquart, respectively.

All other compensation for 1999 includes (i) moving costs of $50,250 and $12,228 paid on behalf of Mr. Lehmann and Mr.  LeBlanc, respectively, (ii) officer’s life and disability insurance of $4,139 paid for

Mr. Lehmann, and (iii) matching 401(k) contributions of $2,400, $1,844, $2,400, $1.900 and $2,250 for Mr. Lehmann, Mr. Murphy, Mr. Rotondi, Mr. LeBlanc and Ms. Marquart, respectively.

All other compensation for 1998 includes (i) moving costs of $76,710 paid to Mr. Lehmann, (ii) consulting fees of $56,000 paid to Mr. Lehmann for his work prior to his employment with the Company, (iii) officer’s life and disability insurance of $4,134 paid for Mr. Lehmann, (iv) auto and consulting costs of $11,458 paid for Mr. Prosser, and (v) matching 401(k) contributions of $2,400, $1,506, $250, $1,390 and $2,160 for Mr. Lehmann, Mr. Murphy, Mr. Rotondi, Mr. LeBlanc and Ms. Marquart, respectively.

Stock Options

      The following table summarizes option grants under the Company’s 1994 Stock Plan made during the fiscal year ended December 31, 2000 to the Named Executive Officers:

Option Grants in 2000

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of Stock
					Price Appreciation for
		% of Total			Option Term(1)
	Options	Options	Exercise	Expiration
Name	Granted	Granted	Price	Date	5%	10%

Carl B. Lehmann	—	—	—	—	—	—

David C. Prosser	—	—	—	—	—	—

Jeffrey B. Murphy	40,000	25.7%	$5.375	2/02/10	$135,212	$342,655

Anthony J. Rotondi	—	—	—	—	—	—

David J. LeBlanc	15,000	9.6%	5.375	2/02/10	50,705	128,495

Vina L. Marquart	2,000	1.3%	5.375	2/02/10	6,761	17,133

(1)	Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

      The following table summarizes option exercises during the fiscal year ended December 31, 2000 by the Named Executive Officers, and the value of their unexercised options at December 31, 2000:

Aggregated Option Exercises

and Option Values at December 31, 2000

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			December 31, 2000		at December 31, 2000(1)
	Shares
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name and Principal Position	Exercise(#)	Realized	Shares	Shares	Shares	Shares

Carl B. Lehmann	—	—	519,049	80,951	$—	$—

David C. Prosser	—	—	—	—	—	—

Jeffrey B. Murphy	—	—	12,162	45,751	—	—

Anthony J. Rotondi	—	—	66,666	33,334	—	—

David J. LeBlanc	—	—	22,036	46,834	—	—

Vina L. Marquart	—	—	19,482	12,668	—	—

(1)	Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2000 and the exercise price of the options. Fair market value was determined based on a per share price of $4.1875, which is the closing price for the Company’s common stock on December 31, 2000, the last trading day in the Company’s fiscal year.

     Employment and Severance Agreements.

      The Company does not have written employment agreements with its officers other than Mr. Lehmann whose employment agreement is described below under Board Compensation Committee Report. The Company has adopted the RTW, Inc. Senior Management Change in Control Severance Pay Plan under which officers of the Company, other than Mr. Lehmann, will be entitled to receive a payment equal to nine months salary plus unpaid bonuses, insurance benefits and outplacement counseling costs if, within twelve months of a change in control, the officer’s employment is terminated without cause or the officer terminates employment for good reason. Good reason is defined in the plan to include and adverse change in a participant’s status or position as a senior management employee of the Company, a reduction in base salary, or failure to continue any material benefit plan.

Board Compensation Committee Report

      This is a report of the Compensation Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     Compensation Philosophy.

      The philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     Base Salary.

      Executive base salary is reviewed annually and adjustments, if any, are based upon levels of responsibility, experience, external pay practices and the rate of inflation. The Compensation Committee recommended increasing the compensation of the Company’s Chief Underwriting Officer in 2000 to adjust his salary to market rates. No other executive officers received adjustments to their base salary during 2000.

     Cash Bonuses.

      Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company’s overall performance. The Company had an incentive bonus program in 2000 under which all employees, including executive officers, were eligible for a quarterly bonus based on the Company’s achievement of certain income levels. Bonuses were paid to the Named Executive Officers in the first three quarters of the year under this program. In addition, the Company’s Board of Directors has in the past paid discretionary bonuses based on the previous year’s operating results. No discretionary bonuses were paid to the Named Executive Officers in 2000 based on the results of the year ended December 31, 1999, or will be paid in 2001 based on the results of the year ended December 31, 2000.

     Stock Options.

      The executive officers of the Company are eligible to participate in the Company’s 1994 Stock Plan. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders’ interests in enhancing shareholder value. The Compensation Committee granted the options listed in the Summary Compensation Table to bring the ownership levels of members of management to a level that the Company believes appropriate given their responsibilities in the Company.

     Chief Executive Officer Compensation.

      The Company entered into a three-year Employment Agreement (the “Agreement”) with Mr. Lehmann in November 1997. Under the Agreement, Mr. Lehmann agreed to serve as President and Chief Executive Officer beginning January 15, 1998 for a base salary of $400,000, subject to review annually for increase by the Company’s Board of Directors. In addition to base salary, Mr. Lehmann is eligible for bonuses, receives fringe benefits including a $1,000,000 term life insurance policy and an additional payment sufficient to reimburse him for a long-term disability policy paying monthly benefits of $5,000. The Company also provides Mr. Lehmann with health, dental, life and disability insurance consistent with that provided other officers. Under this agreement, RTW agreed to indemnify Mr. Lehmann with respect to his actions on behalf of and while in the course of employment with RTW. In October 2000, the Company entered into a supplemental agreement with Mr. Lehmann under which he agreed to continue to serve in his current capacities until June 30, 2001 and the Company agreed to pay him “stay bonuses” of $200,000 on January 15, 2001 and $100,000 on June 30, 2001. The Company further extended Mr. Lehmann’s employment with RTW for an indefinite period in June 2001 with no additional “stay bonuses.”

     Board Action.

      All recommendations of the Compensation Committee have been or are subject to Board of Director approval.

Submitted by the Compensation Committee of the Board of Directors

MARK E. HEGMAN        DAVID R. HUBERS        STEVEN M. ROTHSCHILD

Board Audit Committee Report

      This is a report of the Audit Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

      The Board of Directors has established an Audit Committee (“Audit Committee”) comprised of David R. Hubers (Chair), Mark E. Hegman and Steven M. Rothschild. The Audit Committee operates under an Audit Charter, adopted effective June 7, 2000. Each of the members of the Committee is an independent director as defined by the Nasdaq National Market listing standards. A copy of the Audit Charter is attached to this Proxy Statement as Appendix A.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

      The Committee met four times in fiscal year 2000. During these meetings, the Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Deloitte & Touche LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Deloitte & Touche LLP. Based on the discussions with management and Deloitte & Touche LLP, the Committee’s review of the representations of management and the report of Deloitte & Touche LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Audit Fees

      The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s financial statements for fiscal 2000 and the reviews of the financial statements included in the Company Forms 10-Q for that year were $117,000.

All Other Fees

      Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche LLP for fiscal 2000, none of which were financial information systems design and implementation fees, were $50,000. The Audit Committee of the Board of Directors determined that the services performed by Deloitte and Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

Submitted by the Audit Committee of the Board of Directors

DAVID R. HUBERS        MARK E. HEGMAN        STEVEN M. ROTHSCHILD

Performance Graph

      The following graph compares the cumulative total shareholder return on the common stock of the Company since the initial public offering on April 18, 1995 with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Insurance Stocks over the same period (assuming the investment of $100 in each on April 18, 1995, and the reinvestment of all dividends).

	Period Ending

	4/18/95	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00

RTW, Inc.	100	202	212	69	74	66	48

The Nasdaq Stock Market	100	128	158	194	273	507	305

Nasdaq Insurance Stocks	100	128	146	213	190	148	186

Compensation of Directors

      Non-employee directors received $1,000 for each board meeting and $500 for each committee meeting attended in 2000 and retainer fees of $12,500 in 2000. In July 1998, non-employee directors Messrs. Hegman, Hubers and Rothschild were each granted options to purchase 10,000 shares of Common Stock under the 1994 Stock Plan, exercisable at $7.625, the closing price on the date of grant, vesting in equal increments over a period of three years and expiring in July 2008. Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors will receive $25,000 in retainer fees for attendance at 67% of board and committee meetings in 2001 and will receive an option grant for 5,000 shares after the 2001 Annual Meeting of Shareholders.

Employment Agreements

      The Company entered into a three-year Employment and Salary Continuation Agreement (the “Agreement”) with Mr. Lehmann in November 1997. The terms of this agreement are described under the Board Compensation Committee Report.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and

Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, all insiders of the Company filed all reports in a timely manner.

CERTAIN TRANSACTIONS

      On March 28, 2000, the Company repurchased 1,418,570 shares from a group consisting of David C. Prosser, RTW’s founder and a director, certain members of his family, and J. Alexander Fjelstad, a former director and former executive of RTW (together, the “Prosser Selling Group”). The Company paid $5.19 per share, as well as legal and other costs, totaling approximately $7.7 million to repurchase the shares. After completing the transaction, the combined ownership of Mr. Prosser, members of his family and Mr. Fjelstad was reduced from approximately 52% to 46%.

      In connection with the repurchase, Mr. Prosser retired from the Company, resigned as Chairman and was paid $225,000 as a termination benefit. He remains as a member of our Board of Directors. Additionally, at closing, each member of the Prosser Selling Group entered into a two-year standstill and voting agreement under which each agreed, among other things, not to acquire additional securities of RTW and not to initiate or support certain initiatives designed to effect fundamental changes in RTW policy or structure.

ANNUAL REPORT

      An Annual Report of the Company setting forth the Company’s activities and containing consolidated financial statements of the Company for the fiscal year ended December 31, 2000 accompanies this Notice of Annual Meeting and proxy solicitation material.

INDEPENDENT ACCOUNTANTS

      Deloitte & Touche LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended December 31, 2000. The Company has selected Deloitte & Touche LLP to serve as the Company’s independent auditors for the year ended December 31, 2001. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

      Securities and Exchange Commission (SEC) Rule 14a-8 permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement if the proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the SEC proxy rules. The RTW, Inc. 2002 Annual Meeting of Shareholders is expected to be held on or about May 23, 2002. Proxy materials for that meeting are expected to be mailed on or April 20, 2002. Under SEC Rule 14a-8, shareholder proposals to be included in the RTW, Inc. proxy statement for that meeting must be received by RTW, Inc. on or before December 21, 2001.

      For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2002 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 8, 2002 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on March 8, 2002.

OTHER MATTERS

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      Shareholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K, including amendments, financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: RTW, Inc., P.O. Box 390327, Bloomington, Minnesota 55439, Attention: Investor Relations, or by calling the Company at (952) 893-3740.

By the Order of the Board of Directors

Jeffrey B. Murphy, Secretary

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants.

•	Provide an open avenue of communications among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4. below.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the RTW, Inc. annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants the quarterly financial reports prior to filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

7.	In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

8.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

9.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

10.	Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

11.	Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

14.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.	Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

17.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

General

18.	Perform any other activities consistent with this Charter, the Corporation’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:

01 David C. Prosser (two-year term)

02 David R. Hubers (three-year term)

03 Steven M. Rothschild (three-year term)

☐ Vote FOR all nominees (except as marked)

☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL 1 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

Address Change? Mark Box ☐
Indicate changes below:

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.